SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            SHARPER IMAGE CORPORATION
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                                [GRAPHIC OMITTED]


                                                                    May 1, 2002


TO THE STOCKHOLDERS OF
SHARPER IMAGE CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") on June 3, 2002 at 10:00 a.m., which will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111.

     Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will present a report on the progress of the Company during the past year.

     Accompanying   this   Proxy   Statement   is  our  2001  Annual  Report  to
Stockholders.

     We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.


                                     Sincerely yours,


                                     /S/ RICHARD THAMHEIMER


                                     RICHARD THALHEIMER
                                     Founder, Chairman of the Board, and
                                     Chief Executive Officer



--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

     If you are a shareholder of record you can grant a proxy over the Internet or telephone by following the instructions on the proxy cord.

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                            SHARPER IMAGE CORPORATION
                                650 Davis Street
                         San Francisco, California 94111

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 2002

     The Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on Monday, June 3, 2002, at 10:00 a.m., for the following purposes:

       1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

       2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2003; and

       3. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Stockholders of record at the close of business on April 15, 2002 will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.



                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Richard Thalheimer

                                     RICHARD THALHEIMER
                                     Founder, Chairman of
                                     the Board, and
                                     Chief Executive Officer

San Francisco, California
May 1, 2002

                               [GRAPHIC OMITTED]


                                 PROXY STATEMENT
                                     FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS OF
                            SHARPER IMAGE CORPORATION
                             To Be Held June 3, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on June 3, 2002 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about May 1, 2002.

     The address of the principal executive office of the Company is 650 Davis Street, San Francisco, California 94111.


                                  VOTING RIGHTS

     Only stockholders of record of the Company's Common Stock ("Common Stock") at the close of business on April 15, 2002 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holders thereof to one vote on each matter to come before the Annual Meeting. On April 15, 2002, there were 12,145,553 shares of Common Stock outstanding.

     The enclosed proxy is solicited by the Company's Board of Directors ("Board of Directors" or "Board") and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, then in the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. For the election of directors, the five candidates receiving the highest number of affirmative votes will be elected. Proposal 2 requires the affirmative vote of the outstanding voting shares of our common stock present or represented and entitled to vote at the Annual Meeting. For the election of directors, broker non-votes and votes marked "withheld" do not have the effect of a vote against the matter and will not affect the outcome of the election. For matters decided by a majority of shares present and entitled to vote on the matter, abstentions have the effect of a vote against the matter, but broker non-votes do not have the effect of a vote against the matter.


                             REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.

                             SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, e-mail, or other means by directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, five (5) Directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

     It is intended that the proxies will be voted for the election as Directors of the five nominees named below, unless authority to vote for any such nominee is withheld. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. Each nominee has agreed to serve if elected, and the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Nominees to the Board of Directors

        Name                             Principal Occupation                     Age
--------------------   -------------------------------------------------------   ----
Richard Thalheimer     Founder, Chairman of the Board and Chief Executive         54
                         Officer of Sharper Image Corporation

Alan Thalheimer        Retired Business Executive                                 76

Gerald Napier          Retired President, I. Magnin and Company                   75

Morton David           Retired Chairman, Franklin Electronic Publishers Inc.      65

George James           Retired Senior Vice President and Chief Financial          64
                         Officer, Levi Strauss & Co.

     Richard Thalheimer is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Richard Thalheimer also served as President of the Company through July 1993.

     Alan Thalheimer has been a Director of the Company since June 1981 and was President of Thalheimer, Inc. or its predecessor from May 1981 until retiring in 1993. Mr. Alan Thalheimer is the father of Mr. Richard Thalheimer.

     Gerald Napier has been a Director of the Company since April 1997. Mr. Napier was the President of I. Magnin and Company from February 1982 until retiring in 1988. Mr. Napier was Senior Vice President of General Operations at Abraham and Straus from 1977 to 1982.

     Morton David has been a Director of the Company since January 1998. Mr. David was Chairman, President and Chief Executive Officer of Franklin
Electronic  Publishers,  Inc.  from  May  1984  until his retirement in February
1998.

     George James has been a Director of the Company since June 1999. Mr. James was Senior Vice President and Chief Financial Officer of Levi Strauss & Co. from 1985 until his retirement in 1998. Mr. James was Executive Vice President and Group President from 1984 to 1985, and was Executive Vice President and Chief Financial Officer from 1982 to 1983 at Crown Zellerbach Corporation. Mr. James was Senior Vice President and Chief Financial Officer from 1972 to 1982 with Arcata Corporation.

Recommendations of the Board of Directors

     The Board of Directors recommends a vote FOR all nominees listed above.

Board Meetings and Committees

     The Board of Directors of the Company held four meetings during fiscal 2001. Each Director attended more than seventy-five percent (75%) of the aggregate of (i) the total number of such meetings held during the fiscal year, or a portion of the fiscal year, during which such Director served as a member of the Board, and (ii) the total number of meetings held by all committees of the Board on which such Director served as a member. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board was established in November 1987 and during fiscal 2001 consisted of Directors Gerald Napier, Morton David and George James. The Audit Committee is responsible for recommending engagement of the Company's independent auditor, approving services performed by such accountants and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held three meetings during fiscal 2001.

     The Board of Directors adopted and approved a charter for the Audit Committee in June 2000. The Board of Directors has determined that all members of the Audit Committee are "independent " as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     The Compensation Committee was established in November 1987 and during fiscal 2001 consisted of Directors Gerald Napier, Morton David and George James. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation and administering the Company's Stock Option Plan (the "Option Plan"). The Compensation Committee held three meetings during fiscal 2001.

     The Board of Directors does not have a nominating committee or committee performing similar functions.

Director Remuneration

     During fiscal 2001, each of the Company's non-employee Directors was paid $2,000 for attending each regular meeting of the Board of Directors. The Company's non-employee Directors were paid a quarterly retainer of $4,000 per quarter. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company's employee benefit plans. The non-employee directors are granted automatic options at the start of each fiscal quarter under the Company's 2001 Stock Option Plan after six month's service on the Board. On May 1, 2001, August 1, 2001, November 1, 2001 and February 1, 2002 each of the non-employee directors, Messrs. A Thalheimer, Napier, David and James, were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $9.40, $9.00, $7.01 and $10.90, respectively. The shares subject to these options will vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 24, 2002 by (i) all persons known by the Company to beneficially own more than five percent (5%) of its outstanding Common Stock,
(ii) each Director, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.


                                                                              Amount and
                                                                               Nature of
                                                                              Beneficial         Percent
                                 Name                                          Ownership         of Class
----------------------------------------------------------------------   --------------------   ---------
Richard Thalheimer ...................................................         4,919,467(1)        39.0%
FMR Corp. ............................................................         1,200,000(2)         9.9%
Strong Capital Management ............................................         1,052,075(3)         8.7%
William Blair & Company, LLC .........................................           949,530(4)         7.8%
Capital Research & Management ........................................           875,000(5)         7.2%
Dimensional Fund Advisors ............................................           622,700(6)         5.1%
Alan Thalheimer ......................................................            50,301(7)           *
Morton David .........................................................            47,000(8)           *
Gerald Napier ........................................................            45,000(9)           *
George James .........................................................            42,000(10)          *
Tracy Wan ............................................................           167,000(11)        1.4%
Jeffrey Forgan .......................................................            41,400(12)          *
Gregory Alexander ....................................................            43,000(13)          *
Anthony Farrell ......................................................            55,400(14)          *
All Directors and executive officers as a Group (10 persons) .........         5,485,568(15)       41.8%

------------
* Less than one percent of class.

 (1) Includes 2,529,521 shares owned by The Richard J. Thalheimer Revocable Trust, of which Mr. Richard Thalheimer is trustee and sole beneficiary; 203,665 shares owned by The Richard J. Thalheimer and Elyse M. Thalheimer Family Trust, of which Mr. Richard Thalheimer is a co-beneficiary; 235,000 shares owned by The Richard J. Thalheimer Children's Trust; 14,363 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995; 183,673 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee; 268,722 shares owned by the Richard J. Thalheimer 1997 Grantor Annuity Trust, of which Mr. Richard
     Thalheimer is trustee; 523 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999; 1,000,000 shares owned by the Richard J. Thalheimer 2001 Annuity Trust, of which Mr. Richard Thalheimer is trustee; and 484,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002. Mr. Thalheimer's address is The Sharper Image, 650 Davis Street, San Francisco, California 94111.
 (2) Fidelity Management & Research Company, a registered investment advisor, has sole dispositive power over 1,200,000 shares as of June 30, 2001. Fidelity Advisors Small Cap Funds, for which Fidelity Management & Research Company acts as an investment advisor, has sole dispositive power over 1,200,000 of these shares. Fidelity Management & Research Company's address is 82 Devonshire St., Boston, MA 02109.
 (3) Strong Capital Management, a registered investment advisor, has shared dispositive power over 1,052,075 shares and shared voting power over 1,033,155 shares as of December 31, 2001. Strong Advisors Small Cap Fund, for which Strong Capital Management acts as an investment advisor, has shared voting power over 796,700 of these shares. Strong Capital Management's address is 100 Heritage Reserve, Menomonee, WI 53051.
 (4) William Blair & Company, LLC, a registered broker and investment advisor has sole dispositive power and voting power over 949,530 shares as of December 31, 2001. William Blair & Company, LLC's address is 222 West Adams St., Chicago, IL 60606.

 (5) Capital Research and Management, a registered investment advisor, has sole dispositive power over 875,000 shares as of December 31, 2001. Smallcap World Fund, Inc., for which Capital Research and Management acts as an investment advisor, has sole voting power over 775,000 of these shares. Capital Research and Management's address is 333 South Hope St., 55th Floor, Los Angeles, CA 90071.

 (6) Dimensional Fund Advisors, Inc., a registered investment advisor, has sole dispositive power and voting power over 622,700 shares as of December 31, 2001. Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.
 (7) Does not include 84,800 shares owned by Mr. Alan Thalheimer's wife. Includes 9,301 shares owned by Alan Thalheimer. Does not include 235,000 shares owned by The Richard J. Thalheimer Children's Trust, or 14,363 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995, of which Mr. Alan Thalheimer is Trustee. Includes 41,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002, of which 12,000 shares are currently subject to repurchase by the Company at the exercise price if the Board service ends prior to vesting.
 (8) Includes 14,000 shares owned by Mr. Morton David. Includes 33,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002, of which 12,000 shares are currently subject to repurchase by the Company at the exercise price if the Board service ends prior to vesting.
 (9) Includes 22,000 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 23,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002, of which 12,000 shares are currently subject to repurchase by the Company at the exercise price if the Board service ends prior to vesting.
(10) Includes 15,000 shares owned by Mr. George James. Includes 27,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002, of which 14,000 shares are currently subject to repurchase by the Company at the exercise price if the Board service ends prior to vesting.
(11) Includes 167,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002.
(12) Includes 41,400 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002.
(13) Includes 43,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002.
(14) Includes 55,400 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002.
(15) Includes 989,800 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 15, 2002.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") serving in that capacity as of January 31, 2002:


                                                  Summary Compensation Table

                                                                                        Long-Term
                                                                                       Compensation
                                     Fiscal                                      -----------------------
                                      Year           Annual Compensation
                                     Ended     -------------------------------    Securities Underlying         All Other
    Name and Principal Position     Jan. 31         Salary($)        Bonus($)     Options (# of shares)     Compensation($)(1)
---------------------------------- ---------   ------------------   ----------   -----------------------   -------------------
Richard Thalheimer ...............   2002      750,000                   -0-         130,000 shares               27,119
Founder, Chairman of the             2001      678,703               710,000              -0-                    115,093
Board, and Chief Executive Officer   2000      603,015               302,802         200,000 shares               88,580

Tracy Wan ........................   2002      350,000                   -0-         55,000 shares                 1,048
President,                           2001      356,731               250,000              -0-                     28,567
Chief Operating Officer              2000      283,231               100,000         175,000 shares               15,180

Jeffrey Forgan ...................   2002      270,000                   -0-         21,000 shares                 1,048
Senior Vice President,               2001      261,923               150,000              -0-                      7,313
Chief Financial Officer              2000      175,385 (2)            50,000         100,000 shares                4,037

Gregory Alexander ................   2002      260,349                15,000         18,000 shares                 1,048
Senior Vice President,               2001      252,885                90,000              -0-                     19,243
Information Technology               2000      194,135                50,000         65,000 shares                 9,848

Anthony Farrell ..................   2002      250,722                15,000         18,000 shares                 1,760
Senior Vice President,               2001      243,269                90,000              -0-                     13,540
Marketing                            2000      202,692                50,000         61,000 shares                 4,037

------------
(1) Represents the following amounts for the named executive officers for the fiscal year ended January 31, 2002: (i) the premiums paid on the life insurance coverage provided such individuals, (ii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company's 401(k) Savings plan, up to a maximum of $500, (iii) the imputed value for goods and services provided by the Company, (iv) profit-sharing paid by the Company, and (v) the cash value compensation of the split-dollar life insurance policy maintained for Mr. Thalheimer. The clause (v) dollar value was determined by the demand loan approach for the benefit provided by the whole life portion of the premium paid by the Company, projected on an actuarial basis (see "Life Insurance Agreement").

     Fiscal year ended January 31, 2002:


                                                                                                       Split-Dollar
                                                                                                      Life Insurance
                               Profit Sharing    Life Insurance   Matching 401(k)    Value of Goods    "Cash Value"
            Name              Contributions($)     Premium($)     Contribution($)   and Services($)   Compensation($)
---------------------------- ------------------ ---------------- ----------------- ----------------- ----------------
Richard Thalheimer .........        -0-               1,260            500                713             24,646
Tracy Wan ..................        -0-                 548            500                -0-                -0-
Jeffrey Forgan .............        -0-                 548            500                -0-                -0-
Gregory Alexander ..........        -0-                 548            500                -0-                -0-
Anthony Farrell ............        -0-               1,260            500                -0-                -0-

(2) Mr. Forgan joined the Company April 26, 1999. This reflects salary paid from April 26, 1999 through January 31, 2000, based on an annual salary of $240,000.

Change in Control Arrangements

     The Compensation Committee as administrator of the Company's Stock Option Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under those plans, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

Option Grants in Last Fiscal Year

     The following table sets forth the information noted for all grants of stock options made to the named executive officers listed in the Summary Compensation Table during the fiscal year ended January 31, 2002. No stock appreciation rights were granted during such fiscal year.


                                                                                        Potential Realizable
                                          Individual Grants                                   Value at
                             --------------------------------------------                  Assumed Annual
                                               Percentage                                     Rates of
                                                of Total                                     Stock Price
                                                 Options                                  Appreciation for
                                               Granted to    Exercise or                   Option Term (4)
                                 Options      Employees in    Base Price   Expiration  -----------------------
            Name                Granted(#)     Fiscal Year    ($/SH(3))       Date        5%($)       10%($)
---------------------------- --------------- -------------- ------------- ------------ ----------- -----------
Richard Thalheimer .........      70,000(1)        8.7%        $  8.50        3/8/11    $374,192    $948,277
                                  60,000(2)        7.5%        $  6.90       11/5/11     260,362     659,809
Tracy Wan ..................      30,000(1)        3.7%        $  8.50        3/8/11     160,368     406,404
                                  25,000(2)        3.1%        $  6.90       11/5/11     108,484     274,921
Jeffrey Forgan .............      12,000(1)        1.5%        $  8.50        3/8/11      64,147     162,562
                                   9,000(2)        1.1%        $  6.90       11/5/11      39,054      98,971
Greg Alexander .............      10,000(1)        1.2%        $  8.50        3/8/11      53,456     135,468
                                   8,000(2)        1.0%        $  6.90       11/5/11      34,715      87,975
Anthony Farrell ............      10,000(1)        1.2%        $  8.50        3/8/11      53,456     135,468
                                   8,000(2)        1.0%        $  6.90       11/5/11      34,715      87,975

------------
(1) The option grants have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service. The option grants will become exercisable in five successive equal annual installments beginning January 31, 2002, provided the optionee continued in service. These options were granted March 8, 2001.

(2) The option grant has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service. The option grant became exercisable in five successive equal annual installments beginning January 31, 2003, provided the optionee continues in service. These options were granted November 5, 2001.

(3) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares.

(4) There is no assurance that the actual stock price appreciation over the ten-year option term will be at those assumed rates or at any other level. Unless the market price of the Company's common stock does in fact appreciate over the option term, no value will be realized from the option grants.

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES


                                                                                              Value of Unexercised In-The-
                                                                                                Money Options at Fiscal
                                                                                               Year-End (Market price of
                                              Value Realized        Number of Unexercised      shares at Fiscal Year-End
                                             (Market price at         Options at Fiscal          ($10.95) less exercise
                                Shares      exercise date less           Year-End(#)                   price)($)
                              acquired on        exercise       ----------------------------- ----------------------------
            Name              exercise(#)        price)($)       Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------- ------------- -------------------- ------------- --------------- ------------- --------------
Richard Thalheimer .........      --               --              484,000        236,000      $ 2,987,500     $ 614,200
Tracy Wan ..................      --               --              167,000        139,000          652,150       286,800
Jeffrey Forgan .............      --               --               51,400         69,600           57,555       130,170
Gregory Alexander ..........      --               --               58,000         60,000          277,225       167,800
Anthony Farrell ............      --               --               55,400         62,600          237,655       184,120


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2002, all other
Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten-percent beneficial owners were complied with.


                                  ANNUAL REPORT

     A copy of the Annual Report of the Company for fiscal 2001 has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASD listing standards.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

     In this context, we held three meetings during fiscal 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. We discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls.

     We  have  reviewed  and  discussed  the  audited   consolidated   financial
statements for the fiscal year ended January 31, 2002 with management and Deloitte & Touche LLP.

     We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. Additionally, we reviewed and discussed with the independent auditors the matters required by Statement on Auditing Standards No.
61. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

     Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended January 31, 2002 be included in the Company's Annual Report by reference on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended January 31, 2003, subject to shareholder ratification.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, administering certain of the Company's employee benefit programs, and the administration of the Company's Stock Option Plan, under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affects the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

     General Compensation Policy. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual's position and responsibilities and the level of the individual's performance, (ii) incentive performance awards payable in cash and tied to the Company's financial performance and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of such executive officer's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

     Factors. The principal factors considered in establishing the components of each executive officer's compensation package, other than the Chief Executive Officer, for the fiscal year ended January 31, 2002 are summarized below. The Committee may at its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

       Base Salary. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the
   Committee's knowledge of the retail industry), internal comparability considerations, and, to a lesser extent, on the financial performance of the Company.

       Incentive Compensation. In 2001 the stockholders approved an Executive Bonus Plan, which was first implemented in the fiscal year ending January 31, 2002. For each fiscal year, the Compensation Committee selects executive officers to participate and establishes a target bonus for each eligible executive for the fiscal year, payable if a specified performance goal is satisfied for such fiscal year. The performance goal for each fiscal year is based on one of the following measures of Company performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock and/or one or more of the following measures of the Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on equity or a percentage or absolute dollar increase in return on equity. The Bonus Plan Committee may provide for various levels of bonus depending on relative performance toward a performance goal. The Bonus Plan Committee may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal. For fiscal 2001 there were three executive officers, Messrs. Richard Thalheimer and Jeffrey Forgan and Ms. Tracy Wan, selected for the Executive Bonus Plan. The performance goals established by the Committee for fiscal 2001 were not achieved and therefore these executive officers were not awarded bonuses for the year. The annual bonuses for executive officers not included in the Executive Bonus Plan are earned on the basis of the Company's financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amount paid to each of these executive officers is determined by the Company's Chief Executive Officer on the basis of personal performance and level of responsibility of each such executive officer, subject to the Committee's approval.

       Long-Term Stock-Based Incentive Compensation. Generally, the Committee approves annual grants of stock options to each of the Company's executive officers under the Stock Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The Committee may also grant certain performance-based stock options. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer's current level of performance, the executive officer's potential for future responsibility and promotion over the option term. The Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO Compensation. The Compensation Committee determined the base salary of Mr. Thalheimer, the Company's Founder, Chief Executive Office and Chairman of the Board on the basis of his personal performance, level of responsibility, the financial performance of the Company and salary levels for comparable positions of other retailers. Mr. Thalheimer's base salary for the fiscal year ended January 31, 2002 was established at $750,000 and the base salary for fiscal year ending January 31, 2003 was established at $850,000. Mr. Thalheimer did not qualify for a bonus in fiscal year 2001 under the Executive Bonus Plan. The Committee has also established a split-dollar life insurance arrangement for Mr. Thalheimer.

     Tax Limitation. Under Section 162(m) of the Internal Revenue Code, the Company is not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation generally applies to compensation paid to the covered executive officers, except that certain performance-based compensation paid pursuant to a stockholder approved plan is exempt from the limitation. The Company's Stock Option Plan and its 2000 Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise price of option grants made under those plans will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Executive Bonus Plan is also structured so that bonuses payable thereunder should qualify as performance based compensation that is exempt from the limitation. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of
Section 162(m) or other provisions of the Internal Revenue Code. The Company deferred payment of a portion of Mr. Thalheimer's bonus for the fiscal year ending January 31, 2001 in order to avoid exceeding the limit.

     Submitted   by  the  Company's  Compensation  Committee  of  the  Board  of
Directors:

      Gerald Napier, Member, Compensation Committee
      Morton David, Member, Compensation Committee
      George James, Member, Compensation Committee


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company.

                                PERFORMANCE GRAPH


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,
            THE RUSSELL 2001 INDEX AND THE NASDAQ RETAIL TRADE INDEX

     The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2001 Index and the Nasdaq Retail Trade Index during the five fiscal years ended January 31, 2002. The comparison assumes that $100 was invested on January 31, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


* $100 INVESTED ON 01/31/97 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JANUARY 31.


     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, none of the preceding Stock Performance Graph, Compensation Committee Report or Audit Committee Report is to be incorporated by reference into any of our prior filings under the securities laws, nor shall such graph or Audit Committee Report be incorporated by reference into any future filings made by us under those securities laws.


                              CERTAIN TRANSACTIONS

   There were no reportable transactions during fiscal 2001.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     The firm of Deloitte & Touche LLP served as independent auditor for the Company for the fiscal year ended January 31, 2002. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as independent auditor.

     Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the independent auditor for the fiscal year ending January 31, 2003. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

   * Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended January 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $275,000.

   * Financial Information Systems Design and Implementation Fees There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2002.

   * All Other Fees

     The aggregate fees billed by Deloitte for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended January 31, 2002 were $155,243.

     The Audit Committee has considered whether the provisions of services described in proceeding paragraphs is compatible with maintaining auditor independence.

     Gerald Napier, Member, Audit Committee

     Morton David, Member, Audit Committee

     George James, Member, Audit Committee


Recommendations of the Board of Directors

     The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2003.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 2003 must be received by the Company no later than January 1, 2003. The proposal must be mailed to the Company's principal executive offices at 650 Davis Street, San Francisco, California 94111. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. If the Company is not notified of a stockholder proposal by March 17, 2003, then the proxy solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote against stockholder proposal.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.


                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Richard Thalheimer

                                     Richard Thalheimer
                                     Founder, Chairman of the Board, and
                                     Chief Executive Officer

May 1, 2002
San Francisco, California

--------------------------------------------------------------------------------
PROXY
                            SHARPER IMAGE CORPORATION                      PROXY
                    650 Davis Street, San Francisco, CA 94111


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Thalheimer and Jeffrey Forgan, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Sharper Image Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sharper Image Corporation to be held at the World Trade Club, One Ferry Plaza, San Francisco, California 94111 on Monday, June 3, 2002 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

  (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------
                     ^ Detach here from proxy voting card. ^

--------------------------------------------------------------------------------
                                                             Please mark
                                                             your votes
                                                             as indicated in
                                                             this example    [X]



                                                      WITHHOLD
                                    FOR                FOR ALL
1. Elections of Directors           [ ]                  [ ]

(INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

______________________________________________

[01] Richard J. Thalheimer
[02] Alan R. Thalheimer
[03] Gerald Napier
[04] Morton David
[05] George James



2.   Proposal to ratify the  selection of Deloitte      FOR  AGAINST  ABSTAIN
     &  Touche  LLP as the  Company's  independent      [ ]    [ ]      [ ]
     auditor. (The Board of Directors recommends a vote FOR.)

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 in the discretion of the proxy holders, upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



Signature(s) __________________________________________  Dated ___________, 2002

Please sign exactly as name appears above. When shares are held jointly, every holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                     ^ Detach here from proxy voting card. ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

    Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                           http://www/eproxy.com/SHRP

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.


               If you vote your proxy by internet or by telephone,
                 you do NOT need to mail back your proxy card.